Exhibit a(36)

VALIC COMPANY I

ARTICLES SUPPLEMENTARY

VALIC Company I, a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted, increased the number of shares of common stock, par value $.01 per share (the “Common Stock”), that the Corporation has authority to issue by 7,500,000,000 shares and classified and designated the additional shares in ten new series of Common Stock as follows:

SERIES	NUMBER OF SHARES

Aggressive Growth Lifestyle Fund	750,000,000
Capital Appreciation Fund	750,000,000
Conservative Growth Lifestyle Fund	750,000,000
Core Bond Fund	750,000,000
High Yield Bond Fund	750,000,000
International Opportunities Fund	750,000,000
Mid Cap Value Fund	750,000,000
Moderate Growth Lifestyle Fund	750,000,000
Small Cap Value Fund	750,000,000
U.S. Socially Responsible Fund	750,000,000

SECOND: The shares of each series classified and designated in Article FIRST have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of a series of Common Stock as set forth in the Charter.

THIRD: Prior to the increase in authorized shares and classification of shares pursuant to these Articles Supplementary, the Corporation had authority to issue 29,000,000,000 shares of Common Stock, having an aggregate par value of $290,000,000, classified and designated as follows:

SERIES	NUMBER OF SHARES

Asset Allocation Fund	750,000,000
Blue Chip Growth Fund	750,000,000
Capital Conservation Fund	1,000,000,000
Core Equity Fund	1,000,000,000
Dividend Value Fund	1,000,000,000

Dynamic Allocation Fund	750,000,000
Emerging Economies Fund	750,000,000
Global Real Estate Fund	750,000,000
Global Strategy Fund	750,000,000
Government Money Market I Fund	1,000,000,000
Government Securities Fund	1,000,000,000
Growth Fund	750,000,000
Health Sciences Fund	750,000,000
Inflation Protected Fund	750,000,000
International Equities Index Fund	1,000,000,000
International Government Bond Fund	750,000,000
International Growth Fund	1,000,000,000
International Socially Responsible Fund	1,000,000,000
International Value Fund	750,000,000
Large Cap Core Fund	750,000,000
Large Capital Growth Fund	750,000,000
Mid Cap Index Fund	1,000,000,000
Mid Cap Strategic Growth Fund	750,000,000
Nasdaq-100® Index Fund	1,000,000,000
Science & Technology Fund	1,000,000,000
Small Cap Aggressive Growth Fund	750,000,000
Small Cap Fund	1,000,000,000
Small Cap Index Fund	1,000,000,000
Small Cap Special Values Fund	750,000,000
Small-Mid Growth Fund	750,000,000
Stock Index Fund	1,000,000,000
Systematic Core Fund	750,000,000
Systematic Value Fund	750,000,000
Value Fund	750,000,000

FOURTH: After the increase in authorized shares and classification of shares pursuant to these Articles Supplementary, the Corporation has authority to issue 36,500,000,000 shares of Common Stock, having an aggregate par value of $365,000,000, classified and designated as follows:

SERIES	NUMBER OF SHARES

Aggressive Growth Lifestyle Fund	750,000,000
Asset Allocation Fund	750,000,000
Blue Chip Growth Fund	750,000,000
Capital Appreciation Fund	750,000,000
Capital Conservation Fund	1,000,000,000
Conservative Growth Lifestyle Fund	750,000,000
Core Bond Fund	750,000,000
Core Equity Fund	1,000,000,000
Dividend Value Fund	1,000,000,000

Dynamic Allocation Fund	750,000,000
Emerging Economies Fund	750,000,000
Global Real Estate Fund	750,000,000
Global Strategy Fund	750,000,000
Government Money Market I Fund	1,000,000,000
Government Securities Fund	1,000,000,000
Growth Fund	750,000,000
Health Sciences Fund	750,000,000
High Yield Bond Fund	750,000,000
Inflation Protected Fund	750,000,000
International Equities Index Fund	1,000,000,000
International Government Bond Fund	750,000,000
International Growth Fund	1,000,000,000
International Opportunities Fund	750,000,000
International Socially Responsible Fund	1,000,000,000
International Value Fund	750,000,000
Large Cap Core Fund	750,000,000
Large Capital Growth Fund	750,000,000
Mid Cap Index Fund	1,000,000,000
Mid Cap Strategic Growth Fund	750,000,000
Mid Cap Value Fund	750,000,000
Moderate Growth Lifestyle Fund	750,000,000
Nasdaq-100® Index Fund	1,000,000,000
Science & Technology Fund	1,000,000,000
Small Cap Aggressive Growth Fund	750,000,000
Small Cap Fund	1,000,000,000
Small Cap Index Fund	1,000,000,000
Small Cap Special Values Fund	750,000,000
Small Cap Value Fund	750,000,000
Small-Mid Growth Fund	750,000,000
Stock Index Fund	1,000,000,000
Systematic Core Fund	750,000,000
Systematic Value Fund	750,000,000
U.S. Socially Responsible Fund	750,000,000
Value Fund	750,000,000

FIFTH: The shares of Common Stock described in Article FIRST above have been reclassified and designated by the Board of Directors under the authority contained in the Charter. The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SEVENTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 4th day of August, 2020.

ATTEST:	VALIC COMPANY I

/s/ CHRISTOPHER J. TAFONE	By:/s/ KATHLEEN D. FUENTES
Christopher J. Tafone	Kathleen D. Fuentes
Assistant Secretary	Vice President, Chief Legal Officer, and Secretary

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